EXHIBIT 10.3

DEBENTURE ASSIGNMENT

ASSIGNMENT made as of December 17, 2013 by Valeriy Lobaryev, an individual residing in Ukraine (“Assignor”), to Paul Rosenberg, a Virginia resident (“Assignee”).

Assignor is the holder of a convertible debenture with Global Warming Solutions, Inc., an Oklahoma company, entered into on December 11, 2012 in the amount of $108,000 with an annual 10% interest rate, which may be convertible into stock of Global Warming Solutions, Inc., at the rate of $0.01 per share. Maximum Exercise. The Creditor shall not be entitled to convert the outstanding balance owed, or portion thereof, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Creditor and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of the convertible debenture with respect to which the determination of this limitation is being made on an exercise date, which would result in beneficial ownership by the Creditor and its affiliates of more than 4.99% of the outstanding shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Assignee shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be revoked upon sixty-one (61) days prior notice from the Company to the Creditor.

The Assignor is the sole holder of the debenture, and in accordance with Section 4.06 of the debenture desires to assign the debenture and all accrued interest to the Assignee.

The Assignee wishes to acquire ownership and interest in the debenture.

Now therefore, for the good and valuable consideration of $10, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby assigns to the Assignee all of Assignor's interest in said debenture.

In witness whereof the Assignor has executed this instrument.

//Valeriy Lobaryev//
Valeriy Lobaryev